EXHIBIT FOR EAGLE CASH TRUST

N-SAR ITEM 77 Q1

(a) Copies of any material amendments to the registrant's charter or bylaws:

1.     The Amended and Restated Declaration of Trust for Eagle Cash Trust, dated May 1, 2009, is incorporated by reference to Post-Effective Amendment No. 32 to the Registrant's Registration Statement on Form N-1A filed on October 30, 2009.

2.     The Amended and Restated By-Laws for Eagle Cash Trust, dated May 1, 2009, is incorporated by reference to Post-Effective Amendment No. 32 to the Registrant's Registration Statement on Form N-1A filed on October 30, 2009.

(e) Copies of any new or amended registrant investment advisory contracts

1.     The Investment Advisory and Administration Agreement between the Eagle Cash Trust and Eagle Asset Management, Inc., dated May 1, 2009, is incorporated by reference to Post-Effective Amendment No. 32 to the Registrant's Registration Statement on Form N-1A filed on October 30, 2009.

2.     The Subadvisory Agreement between Eagle Asset Management, Inc. and AllianceBernstein L.P. with respect to the Municipal Money Market Fund, dated May 1, 2009, is incorporated by reference to Post-Effective Amendment No. 32 to the Registrant's Registration Statement on Form N-1A filed on October 30, 2009.